CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Image Entertainment, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading
"Experts" in the prospectus.


                                  /s/ KPMG Peat Marwick LLP

Los Angeles, California
November 25, 1998